As filed with the Securities and Exchange Commission on November 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2577138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

711 Stewart Avenue, Suite 200

Garden City, New York 11530

(215) 345-0919

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ted Karkus

Chief Executive Officer

ProPhase Labs, Inc.

711 Stewart Avenue, Suite 200

Garden City, New York 11530

(215) 345-0919

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Herbert Kozlov, Esq.

Michael S. Lee, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

(212) 521-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is registering on this registration statement an aggregate of $291,612,849 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333-260848) filed on November 5, 2021 and declared effective on November 12, 2021 (the “Prior Registration Statement”). Filing fees of $27,032 were previously paid with respect to the Unsold Securities. Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant intends to continue to offer and sell the Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the Securities and Exchange Commission, and (ii) May 12, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the Registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder.

Pursuant to Rule 415(a)(6), on or before the Expiration Date, the Registrant may file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such Unsold Securities under this Registration Statement. If applicable, such pre-effective amendment shall identify such Unsold Securities to be included in this Registration Statement, and the amount of any new securities to be registered on this Registration Statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2024

PROSPECTUS

PROPHASE LABS, INC.

$291,612,849

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $291,612,849 in aggregate principal amount of our common stock, preferred stock, warrants and/or units in one or more offerings. We may offer these securities separately or together in units.

This prospectus describes the general terms of the securities we may offer and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will specify the securities being offered and also the specific manner in which the securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “PRPH.” On November 11, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.74 per share. As of November 12, 2024, the aggregate market value of our public float, calculated according to General Instructions I.B.6. of Form S-3, is $54,949,800, based on 23,874,029 shares of common stock outstanding as of November 12, 2024, of which 20,893,460 shares of our common stock are held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock and/or warrants, either individually or in units, in one or more offerings, with a total value of up to $291,612,849. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “ProPhase,” “the Company,” “we,” “us,” “our” and similar terms refer to ProPhase Labs, Inc.

i

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Company

We are a growth oriented and diversified next generation biotech, genomics and diagnostics company that develops and commercializes novel drugs, dietary supplements, and compounds, and contract manufacturing.

Our wholly-owned subsidiary, Pharmaloz Manufacturing, Inc. (“PMI”), is a full-service contract manufacturer and private label developer of a broad range of non-GMO, organic and natural-based cough drops and lozenges and over-the-counter (“OTC”) drug and dietary supplement products.

We offer whole genome sequencing and related services through our wholly-owned subsidiary, DNA Complete, Inc. (“DNA Complete”). DNA Complete sequences specimens at Nebula Genomics, Inc. (“Nebula”), a wholly-owned subsidiary of ours, as well as at other laboratories.

Our wholly owned subsidiary, ProPhase BioPharma, Inc. (“PBIO”) is focused on the licensing, development and commercialization of novel drugs, dietary supplements, and compounds. We also develop and market dietary supplements under the TK Supplements® brand.

Previously we offered a broad array of COVID-19 related clinical diagnostic and testing services including polymerase chain reaction (“PCR”) testing for COVID-19 and Influenza A and B as well as rapid antigen testing for COVID-19 through our wholly-owned subsidiary, ProPhase Diagnostics, Inc. (“ProPhase Diagnostics”). ProPhase Diagnostics’ two CLIA- (Clinical Laboratory Improvement Amendments) certified laboratories are located in Old Bridge, New Jersey and Garden City, New York, respectively.

Pharmaloz Contract Manufacturing

PMI is a full-service contract manufacturer and private label developer of a broad range of non-GMO, organic and natural-based cough drops and lozenges and OTC drug and dietary supplement products. PMI provides product development, pre-commercialization services, production, warehousing and distribution services for its customers. Our manufacturing facility, which is located in Lebanon, Pennsylvania, is registered with the United States Food and Drug Administration (“FDA”) and is certified organic and kosher.

As part of the sale of our former Cold-EEZE® business in March 2017, PMI entered into a manufacturing agreement with Mylan Consumer Healthcare Inc. and Mylan Inc. (collectively, “Mylan”) to supply various Cold-EEZE® lozenge products to Mylan following the sale for a period of five years with annual renewal options. Pursuant to the terms of the manufacturing agreement, PMI agreed to manufacture certain products for Mylan, as described in the manufacturing agreement, at prices that reflect current market conditions for such products and include an agreed upon mark-up on our costs. On May 1, 2021, the manufacturing agreement was assigned by Mylan to Meda Consumer Healthcare, Inc. (“Meda”) in connection with Meda’s acquisitions of certain assets from Mylan, including the Cold-EEZE® brand and product line. Meda is currently within Vespyr Brands and the manufacturing agreement is expected to be renewed by the end of the year 2024.

In February 2023, we acquired new equipment and doubled the capacity for pouch packaging, to meet the growing demand for our products and services. PMI also acquired new automation equipment that is expected to double its capacity in the second half of 2024. PMI is also planning for expansion of its lozenge manufacturing business and is projected to add a second line that should be operational by the beginning of the second quarter of 2025. PMI added multiple new customers throughout 2024, including the signing of two top-tier lozenge brands, which we expect to add approximately $5 million in annualized revenues. PMI continues to negotiate with additional customers in both cough and cold and functional, non-seasonal lozenge products. The goal remains to balance production with seasonal cough and cold lozenges and more functional products that are not seasonal in nature.

In the third quarter of 2024, we engaged ThinkEquity LLC as an advisor to pursue strategic alternatives for PMI, including the potential sale of PMI.

1

BE-Smart Esophageal Pre-Cancer Diagnostics Screening Test

We own the worldwide exclusive rights to the BE-Smart Esophageal Pre-Cancer diagnostics screening test and related intellectual property assets. The BE-Smart test is aimed at early detection of esophageal cancer. It remains under development but has already been tested by an independent test lab, mProbe, Inc. (“mProbe”), on over 200 human samples. Although further clinical tests are required, the available initial data demonstrates promising potential for early detection of esophageal cancer risk. mProbe, Inc., a precision health and medicine company utilizing clinical proteomics in the oncology space in conjunction with Dr. Christopher Hartley of the prestigious Mayo Clinic, has been utilizing a small sample of tissue collected during endoscopies to help us confirm and optimize the BE-Smart Test. The initial data appears to demonstrate accuracy and reproducibility as well as identification of potential biomarkers for therapeutic drug discovery to treat esophageal cancer. We are continuing to study and develop the BE-Smart test.

In March 2023, we announced a collaboration with mProbe and Dr. Christopher Hartley of Mayo Clinic for the continued development of our BE-Smart Esophageal Pre-Cancer diagnostic screening test. Currently, we plan to commercialize the BE-Smart test as a Laboratory Developed Test (“LDT”). However, on April 29, 2024, FDA released a final rule that classified LDTs as in vitro diagnostics that are regulated by FDA as medical devices under the federal Food, Drug, and Cosmetic Act. Under this approach, FDA proposed to phase out its general enforcement discretion approach for LDTs under a four-year period subject to certain continuing enforcement discretion policies. The final rule was published on May 6, 2024, and in the absence of a successful legal challenge, will become effective after a year, after which medical device regulatory requirements such as medical device reporting, registration and listing, quality system regulation requirements, and premarket authorization requirements, among others, will become applicable eventually. We plan to comply with such requirements, including that of premarket authorization, in partnership with Forward Healthcare Consultants (“FHC”), as described below, if the final rule is not modified or rescinded.

In August 2024, we announced a collaboration with FHC to assist in the approval and commercialization of BE-Smart. The experts at FHC will assist with securing market access by focusing on clinical validation and commercialization planning, to include coverage, pricing, and coding. Additionally, FHC will bring its vast relationships with physician networks to drive commercialization success. FHC has already completed the first two phases of its plan for advancing towards commercialization. This plan includes publishing a peer reviewed paper as well as a comprehensive dossier on the BE-Smart test. In addition, we have initiated certain discussions in coordination with FHC with respect to a potential strategic partnership or sale for the BE-Smart test.

According to the National Institute of Health Chapter 24: Indications and Outcomes of Gastrointestinal Endoscopy, over 20 million endoscopies are performed every year in the United States; approximately seven million of these procedures are done on patients with higher risk for contracting Esophageal Adeno Carcinoma. Two million of these patients have Barret’s Esophagus, which is a condition in which the flat pink lining of the swallowing tube that connects the mouth to the stomach (esophagus) becomes damaged by acid reflux, which causes the lining to thicken and become red. In patients with Barrett’s Esophagus, one in two hundred will develop esophageal adenocarcinoma. Esophageal cancer is highly lethal and deemed as the sixth cause of cancer death worldwide according to Cancer State Facts, with the overall five-year survival rate less than 20%. We estimate that the reimbursement rate for the test will range between $1,000 to $2,000 per test, giving it a total potential addressable market of $7 billion to $14 billion dollars per year.

The BE-Smart test is being developed to provide health care providers and patients with data to help determine treatment options, including whether patients not believed to be at risk for esophageal cancer should continue to be monitored or, alternatively, to provide patients who might otherwise have been undiagnosed early treatment before esophageal cells become cancerous. The goal of widespread adoption of the BE-Smart test would allow health care providers to initiate potentially lifesaving early treatment processes such as an ablation procedure to remove the precancerous cells. This diagnostic test, once fully validated, could also significantly reduce unnecessary endoscopies as well as offer peace of mind to patients who are suffering with Barret’s syndrome who are at greater risk of esophageal cancer.

2

DNA Complete

DNA Complete focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, predict disease risk, identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. We currently offer DNA Complete’s whole genome sequencing products direct-to-consumers online with plans to sell in food, drug and mass (“FDM”) retail stores and to provide testing for universities conducting genomic research. DNA Complete offers three tiers of DNA testing, Essential, Pro, and Elite, which differ in the amount of DNA analyzed (1x whole genome sequencing (“WGS”), 30x WGS, and 100x WGS, respectively), the level of accuracy, the number of reports per month that consumers would receive, and the total of personalized health reports included (more than 175 reports, more than 250 reports, and more than 350 reports, respectively). The DNA Complete tests include the first year of membership. The DNA Complete platform offers both ancestry and personalized health reports covering a number of health dispositions, such as longevity, mental health, cancer, and more. In addition, DNA Complete offers subscription services to ensure ongoing customer engagement by providing regular updates and new insights. DNA Complete sequences specimens at Nebula, a wholly owned subsidiary of ours, as well as at other laboratories.

DNA Complete also offers DNA Expand, a platform that allows consumers to upload their DNA data from previous DNA tests obtained from other service providers to discover 50x more data points derived from over 35 million genetic variants, and to obtain in-depth health and wellness reports that are based on the latest scientific discoveries. DNA Expand’s database was created from WGS tests that were obtained from 130 countries and are equivalent to roughly 150 million ancestry single nucleotide polymorphisms based tests.

ProPhase BioPharma

We formed PBIO in June 2022 to assist in the licensing, development and commercialization of novel drugs, dietary supplements and compounds. Licensed compounds under development currently include Equivir (a dietary supplement candidate) and Equivir G (prescription drug (“Rx”) candidate), and two broad-based candidates. We also own the exclusive rights to the BE-Smart Esophageal Pre-Cancer Diagnostic Screening test, which is in development as described above, and related intellectual property assets.

Equivir (dietary supplement candidate) and Equivir G (Rx candidate)

We have exclusive worldwide rights to develop and commercialize Equivir (a dietary supplement candidate) and Equivir G (a Rx drug candidate) pursuant to a license agreement with Global BioLife, Inc. (“Global BioLife”), a wholly-owned subsidiary of DSS, Inc.

Equivir is a blend of polyphenols, which are substances found in many nuts, vegetables and berries. The composition is projected to come in capsule form and be taken daily like a multivitamin. The composition is believed to support the human body’s immune function, and improve the quality of lives for users. We plan to commercialize Equivir as a dietary supplement, leveraging our distribution in over 40,000 FDM retail stores and online direct to consumers.

In March 2023, we commenced patient enrollment in a randomized, placebo-controlled clinical trial of Equivir to evaluate its effect in supporting immune system functions. Vedic Lifesciences, a leading clinical research organization, was contracted to run the multi-arm trial. Vedic produced interim results in February of 2024 which showed enough data to continue the trial to completion.

TK Supplements

Our TK Supplements® product line is dedicated to supporting better health, energy and sexual vitality. Each of our herbal supplements is researched to determine the optimum blend of ingredients to ensure our customers receive premium quality products. To achieve this, we formulate with the highest quality ingredients derived from nature and ingredients enhanced by science. Our TK Supplements® product line includes Legendz XL®, a sexual health formula product intended for men, and Triple Edge XL®, an energy and stamina support product.

Legendz XL® has distribution in Rite Aid, Walgreens, CVS, Walmart and other retailers, and via ecommerce.

In 2022, we restaged Triple Edge XL from a 56 ct to a 20 ct at CVS, making the retail price more in line with competition. The result was a double digit increase in consumer sales and a 40% expansion increase in the number of stores carrying the item between the restaging of the product in September 2022 and January 2023. In January 2024, Triple Edge XL was reviewed by CVS and, based on its 2022 and 2023 sales, CVS has determined to maintain authorization for its fiscal year ending December 31, 2024. We also presented Triple Edge XL 20 ct at Walgreens and other major pharmacies and we are waiting on final decisions on whether those pharmacies will agree to carry Triple Edge XL 20 ct. In the event all of the pharmacies at which we presented Triple Edge XL 20 ct accept the same of such product, we believe that such acceptances will increase demand for product inventory by over 100% in the 12-month period following all of the acceptances.

We also expect to launch our Equivir daily supplement that supports users’ immune functions. We are currently awaiting the final results of the trials conducted in India and completed at the end of the second quarter of 2024.

ProPhase Diagnostics

Our wholly-owned subsidiary, ProPhase Diagnostics, which was formed in October 2020, offered a broad array of COVID-19 related clinical diagnostic and testing services including PCR testing for COVID-19 and Influenza A and B as well as rapid antigen testing for COVID-19 at its two CLIA-certified laboratories, located in Old Bridge, New Jersey and Garden City, New York, respectively.

Corporate Information

We were initially organized in Nevada in July 1989. Effective June 18, 2015, we changed our state of incorporation from the State of Nevada to the State of Delaware. Our principal executive offices are located at 711 Stewart Avenue, Suite 200, Garden City, New York 11530 and our telephone number is 215-345-0919.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in our period reports filed with the SEC, which are incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus and any prospectus supplement. In particular, forward-looking statements include statements relating to future actions, prospective products and applications, customers, technologies, future performance or future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	our ability to generate net positive revenue;
•	our ability to manage our growth successfully and to compete effectively;
•	our ability to implement our growth strategies;
•	potential disruptions to our supply chain, increases in the price of testing supplies, equipment and raw materials need for our businesses, or the adulteration of key testing materials and raw materials needed for our businesses;
•	potential product liability claims;
•	our ability to secure additional capital, when needed to support our businesses;
•	our dependence on key personnel and our ability to attract, retain and motivate our key employees;
•	our ability to substitute revenues from our lab diagnostic services or tests with new business segments;
•	our ability to collect payment and reduce our accounts receivable for the diagnostic tests we delivered and to comply with complex billing requirements;
•	our ability to successfully offer, perform and generate revenues from our personal genomics business;
•	our ability to navigate privacy concerns and existing and new privacy regulations relating to our personal genomics business;
•	potential disruptions in our ability to manufacture our products and those of others;
•	our ability to meet the demands of our manufacturing business;
•	seasonal fluctuations in demand for the products and services we provide;
•	risks related to the initiation, cost, timing, progress and results of current and future research and development programs, preclinical studies and clinical trials and our ability to obtain and maintain regulatory approvals;
•	our ability to successfully develop and commercialize our existing products and any new products;
•	our ability to protect our proprietary rights;
•	our ability to comply with complex regulatory requirements applicable to our businesses;
•	our dependence on third parties to provide services critical to our businesses;
•	our ability to remediate material weaknesses in our internal controls over financial reporting; and
•	general and global economic conditions, including rising inflation, interest rates, and political conflicts.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus to conform such statements to actual results or changes in our expectations, except as otherwise required by law. You should not place undue reliance on these forward-looking statements.

4

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities that may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 51,000,000 shares, all with a par value of $0.0005 per share, 50,000,000 of which are designated as common stock and 1,000,000 of which are designated as preferred stock.

The following description of our capital stock and certain provisions of our Certificate of Incorporation and our Amended and Restated Bylaws (“Bylaws”), are summaries and are qualified by reference to our Certificate of Incorporation and our Bylaws.

As of November 12, 2024, we had 23,874,029 shares of our common stock outstanding and zero shares of preferred stock outstanding. As of November 12, 2024, we also had outstanding options to acquire 3,913,750 shares of our common stock, having a weighted-average exercise price of $6.64 per share, and warrants to purchase 376,000 shares of our common stock, having a weighted-average exercise price of $9.13 per share.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the terms of our Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, without further vote or action by the stockholders. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

5

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law and our Certificate of Incorporation and Bylaws, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Blank-Check Preferred Stock. Our board of directors is authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time only by the Chairman of the board of directors or the board of directors, subject to the rights of the holders of any series of preferred stock then outstanding.

No Written Consent of Stockholders. Our Bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days or more than 120 days prior to the anniversary of the previous year’s annual meeting.

Election and Removal of Directors. Except as may otherwise be provided by the DGCL, any director or the entire board of directors may be removed, with or without cause, at an annual meeting or a special meeting called for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies on our board of directors resulting from the removal of directors and newly created directorships resulting from any increase in the number of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Exclusive Jurisdiction. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.”

6

Indemnification

Our Certificate Of Incorporation and Bylaws provide that we shall indemnify, to the fullest extent permitted by the DGCL, as the same may be amended or supplemented from time to time, any and all of our past, present and future directors and officers, and any other persons to which the DGCL permits us provide indemnification, from and against any and all costs, expenses (including attorneys’ fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that such person was serving as our director, officer, employee or agent, including service with respect to an employee benefit plan. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company LLC.

Stock Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPH.”

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and/or preferred stock. We may offer warrants separately or together with one or more additional warrants, common stock, or preferred stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

7

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, and the complete unit agreement and any supplemental agreements that contain the terms of the units.

8

General

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, (3) in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, (4) directly to one or more purchasers, or (5) through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

9

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

10

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

Reed Smith LLP, New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The consolidated balance sheets of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2023 and 2022, and the related consolidated statements of operations and other comprehensive income (loss), statements of changes in stockholders’ equity, and cash flows for the year ended December 31, 2023 and 2022, and the related notes, have been audited by Morison Cogen LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon its authority as expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including ProPhase Labs, Inc. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.prophaselabs.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

11

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed on March 29, 2024 and amended on April 29. 2024;

●	our Definitive Proxy Statement on DEF 14A as filed with the SEC on May 15, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024;

●	our Current Reports on Form 8-K filed on January 4, 2024, April 18, 2024, May 9, 2024, June 21, 2024, August 21, 2024 as amended on Form 8-K/A on August 22, 2024, September 26, 2024, October 4, 2024, October 18, 2024; and

●	the description of the our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

12

$291,612,849

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee		$—	(1)
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total	$	*

(1) In accordance with Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the securities registered under the Registration Statement on Form S-3 (File Number 333-260848), $27,032 worth of securities of which remain unsold, will continue to be applied to the securities registered under this registration statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

* These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation, or person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought against such person, if such person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by the person in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Our Certificate Of Incorporation and Bylaws provide that we shall indemnify, to the fullest extent permitted by the DGCL, as the same may be amended or supplemented from time to time, any and all of our past, present and future directors and officers, and any other persons to which the DGCL permits us provide indemnification (each, an “Indemnified Person”), from and against any and all costs, expenses (including attorneys’ fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that such person was serving as our director, officer, employee or agent, including service with respect to an employee benefit plan.

II-1

Our Bylaws provide that the right to indemnification shall include the right to be paid by us the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking, by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under our Bylaws or otherwise. Under the terms of our Bylaws, if we do not pay a proper claim for indemnification in full within 60 days after receiving a written claim for such indemnification, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the claimant may bring an action against us to recover the unpaid amount of the claim.

Pursuant to Section 102(b)(7) of the DGCL, our Certificate of Incorporation eliminates the liability of a director to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; or

●	from any transaction from which the director derived an improper personal benefit.

We has also entered into substantially identical indemnity agreements with each member of our board of directors and Mr. Ted Karkus, our Chairman and Chief Executive Officer. These agreements provide, among other things, that we will indemnify each director and Mr. Karkus in the event that they become a party or otherwise a participant in any action or proceeding on account of their service as our director or officer (or service for another corporation or entity in any capacity at our request) to the fullest extent permitted by applicable law. Under the indemnity agreement, we will pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by our directors or officers in defending or otherwise responding to such action or proceeding upon receipt of a written undertaking from the directors or officers to repay the amount advanced consistent with applicable law in the event that a court shall ultimately determine that he or she is not entitled to be indemnified for such expenses. The contractual rights to indemnification provided by the indemnity agreements are subject to the limitations and conditions specified in the agreements, and are in addition to any other rights each director and officer may have under our Bylaws, each as amended from time to time, and applicable law.

Our directors and officers are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

II-2

Item 16. Exhibits

Exhibit	Description

1.1*	Form of Underwriting Agreement

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form 10-KSB/A (File No. 000-21617) filed on April 4, 1997)

4.3*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder

4.4*	Form of Warrant Agreement and Warrant Certificate

4.5*	Form of Unit Agreement and Unit

5.1+	Opinion of Reed Smith LLP with respect to the legality of the securities being registered

23.1+	Consent of Morison Cogen LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1+	Power of Attorney (included on applicable signature pages)

107+	Filing Fee Table

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

+ Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-3

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereto duly authorized, in the Garden City, State of New York, on November 12, 2024.

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Ted Karkus, Chairman of the Board, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of ProPhase Labs, Inc. hereby appoints Ted Karkus and Jed Latkin, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, with full power to act alone, to sign on his or her behalf and in the capacity set forth below, any and all amendments and post-effective amendments and supplements to this Registration Statement on Form S-3 and to file each such amendment and post-effective amendment and supplements to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary or appropriate to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ted Karkus	Chairman of the Board and Chief Executive Officer	November 12, 2024
Ted Karkus	(Principal Executive Officer)

/s/ Jed Latkin	Chief Operating Officer	November 12, 2024
Jed Latkin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Louis Gleckel	Director	November 12, 2024
Louis Gleckel

/s/ Warren Hirsch	Director	November 12, 2024
Warren Hirsch

II-5